Exhibit 99.1

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is entered into as of the 5th day of December, 2007, by and between MPC Computers, LLC ("MPC”), a limited liability company organized and existing under the laws of the State of Delaware, with its principal place of business located at 906 East Karcher Road, Nampa, Idaho 83687-3045 and Flextronics Computing Sales and Marketing (L) Ltd. (“Service Provider”), with an address of Level 1, Lot 7, Block F, Saguking Commercial Building, Jalan Patau-Patau, 87000 Federal Territory of Labaun, Malaysia (jointly referred to herein as the “Parties”).

IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND CONDITIONS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.

Description of Work. Service Provider shall provide the services described on the Statement of Work attached to this Agreement as Exhibit “A” (the “Services”). Exhibit A may be amended or supplemented in writing from time to time, with such other related tasks as the Parties agree.

2.	Relationship of Parties. Service Provider agrees to the following terms and conditions with respect to its relationship concerning MPC:
a.

Independent Service Provider. Service Provider shall act as an independent Service Provider and not as an agent or employee of MPC. Nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship between Service Provider and MPC.

		b.	No Benefits. Service Provider shall not be entitled to any employee benefits.
c.

Taxes and Records. Service Provider accepts full and complete responsibility for filing all tax returns and paying all taxes that may be required or due for payments received by MPC under the terms and conditions of this Agreement. Service Provider will be solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing the Services under this Agreement.

3.

Payment Terms. Payment will be made within 15 days after the date of Service Provider’ invoice. Service Provider will provide a credit line of $15 million. The parties agree to review credit limit and payment terms on a monthly basis. It is agreed that net 30 day payment terms will be offered when MPC qualifies based on standard credit terms.

4.	Intellectual Property. Service Provider agrees to the following terms and conditions with respect to intellectual property:
a.

Confidential Information. Other than in the performance of this Agreement, Service Provider shall not use or disclose to any person or entity any “Confidential Information” of MPC (whether written, oral, electronic or other form), which is, or has previously been, obtained from MPC or otherwise prepared or discovered in the performance of the Services under this Agreement. “Confidential Information” shall include, without limitation, all work product (as defined below), all information designated by MPC as confidential, all information or data concerning or related to MPC’s products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales costs, profits, pricing methods, organization, customer lists and employee lists), and any information obtained through access to any information systems (including, but not limited to, computers, networks, voicemail, electronic mail, etc.) which, if not otherwise described above, is of such a nature that a reasonable person would believe it to be confidential or proprietary.

b.

Work Product. All Work Product shall belong to MPC. Service Provider shall deliver all Work Product to MPC, either upon MPC’s request, or upon the earlier of the expiration or termination of this Agreement. “Work Product” shall mean reports, lists, analysis, models, devices, instructional materials, and anything else the Service Provider produces in connection with rendering any performance under this Agreement.

	c.	Survival. The obligations under this Section and its subparts shall continue perpetually and survive the termination or expiration of this Agreement.
5.

Non-Solicitation. Unless agreed to in writing by MPC, for a period of twelve (12) months commencing on the date first set forth above, Service Provider will not, either directly or indirectly: (a) encourage, solicit or otherwise persuade any Employee of MPC to leave the employment of MPC, or (b) hire any Employee of MPC. For purposes of this Section 5, Employees of MPC shall mean any person who was employed by MPC on November 26, 2007. This Section 5 shall survive for a period of twelve (12) months commencing on the date first set forth above, notwithstanding the prior expiration or termination of this Agreement.

6.

Indemnification. MPC agrees to defend indemnify and hold harmless, Flextronics and its affiliates, and all directors, officers, employees and agents from and against all third party claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees, arising out of the services to be performed or the materials to be procured pursuant to this Agreement.

7.

Warranty. Service Provider makes no representation or warranties whatsoever with respect to materials to be procured pursuant to this Agreement. Service Provider shall endeavor to obtain and pass through to MPC the following warranties with regard to the materials procured pursuant to this Agreement: (i) conformance of the materials with the vendor’s specifications; (ii) that the materials will be free from defects in workmanship; (iii) that the materials will comply with Environmental Regulations; and (iv) that the materials will not infringe the intellectual property rights of third parties. SERVICE PROVIDER MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE SERVICES, OR THE MATERIALS PROCURED PURSUANT TO THIS AGREEMENT, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH MPC, AND SERVICE PROVIDER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

8.

Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, materials unavailability, or any other cause beyond the reasonable control of the party invoking this section (collectively, a “Force Majeure”), and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement.

9.

Assignment and Successor Liability. This Agreement may not be assigned or transferred without prior written consent of the other party. Notwithstanding the foregoing, Flextronics may assign this Agreement to an affiliated Flextronics entity.

10.

Notices. All notices under this Agreement must be in writing sent to the party at the address shown in the caption of this Agreement or to such other address as may be designated by a party by giving written notice to the other party.

11.	Limitation of Liability. In no event shall either party be liable for special, indirect, incidental, consequential, cover or punitive damages of any kind or nature arising out of this agreement.
12.

Term and Termination. This Agreement shall commence on the date described in Exhibit A (“Start Date”) and shall continue for a period of twelve (12) months. Either party may terminate this agreement, with or without cause, for any reason whatsoever, upon ninety (90) days prior written notice. This Agreement may be terminated by either party (a) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of fifteen (15) days after the delivery of written notice thereof by the terminating party to the other party, (b) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues unremedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (c) pursuant to Section 8 (Force Majeure. Upon termination of this Agreement for any reason, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except as provided in this Agreement, and except that any termination of this Agreement shall not relieve Service Provider or MPC from any liability arising from any breach of this Agreement.

13.	Dispute Resolution, Waiver of Jury Trial, Choice of Law.

Except as otherwise provided in this Agreement, the following binding dispute resolution procedures shall be the exclusive means used by the parties to resolve all disputes, differences, controversies and claims arising out of or relating to the Agreement or any other aspect of the relationship between Service Provider and MPC or their respective affiliates and subsidiaries (collectively, “Disputes”). Any and all Disputes shall be referred to arbitration under the rules and procedures of Judicial Arbiter Group, Inc. (“JAG”), who shall act as the arbitration administrator. The parties shall agree on a single arbitrator (the “Arbitrator”). The Arbitrator shall be a retired judge selected by the parties from a roster of arbitrators provided by JAG. Unless otherwise mutually agreed to by the parties, the place of arbitration shall be Denver, Colorado. The Federal Arbitration Act shall govern the arbitrability of all Disputes. The Federal Rules of Civil Procedure and the Federal Rules of Evidence (the “Federal Rules”), to the extent not inconsistent with this Agreement, govern the conduct of the arbitration. The parties may engage in discovery, the extent of which shall be agreed upon by the parties or determined by JAG if the parties cannot agree.

This Agreement’s arbitration provisions are to be performed in Denver, Colorado. Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties to review or confirm the award shall be brought exclusively in a court of competent jurisdiction in the county of Denver, Colorado. Each party shall pay their own expenses in connection with the resolution of Disputes pursuant to this section, including attorneys’ fees.

IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

In the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

This Agreement shall be governed and construed in all respects in accordance with the domestic laws and regulations of the State of Colorado, without regard to its conflicts of laws provisions. The parties acknowledge and confirm that they have selected the laws of the State of Colorado as the governing law for this Agreement in part because jury trial waivers are enforceable under Colorado law. The parties further acknowledge and confirm that the selection of the governing law is a material term of this Agreement.

14.      Entire Agreement and Modification. This Agreement sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement. This Agreement may not be changed except by writing and signed by both Parties. The terms of this Agreement shall govern all services undertaken by Service Provider.

MPC COMPUTERS, LLC		FLEXTRONICS COMPUTING SALES AND MARKETING (L) LTD.

Signature:	/s/ Doug Ellis	Signature:	/s/ Manny Marimuthy
Name:	Doug Ellis	Name:	Manny Marimuthy
Title:	VP Supply Chain	Title:	Director
Date:	12/5/07	Date:	December 5, 2007

EXHIBIT A

STATEMENT OF WORK

SERVICE PROVIDER:	Flextronics

START DATE:	December 3 , 2007

SERVICES:

Management Resources Services:

Service Provider will provide dedicated management resources to MPC (“Management Resources Services) to be based in Nashville at cost + 2.5%. The Management Resources Services are provided to (a) oversee current manufacturing operations in Nashville using MPC systems, personnel, manufacturing equipment and materials, (b) assess opportunities for process improvement, and (c) report any issues affecting production output with recommended actions to resolve. The Management Resources Services will include such other matters as may be requested by MPC and agreed by Service Provider from time to tome. The personnel and costs associated with the Management Resources Services will be agreed by the parties in writing from time to time.

Except as expressly stated herein, MPC will remain responsible for all supplier and customer commitments and liabilities, as well as all other liabilities, to include, but not limited to, employees, taxes, leases and all contracted services and obligations.

Procurement Services:

Service Provider will provide materials procurement, expedite and negotiation services on behalf of MPC for the mutually agreed upon commodities (“Procurement Services”).

MPC will reimburse Service Provider the actual cost payable to third parties for commodities acquired by Service Provider in connection with the Procurement Services. Additionally, MPC will reimburse Service Provider, based on the number of line items and resources required (e.g., buyers, planners and overhead), to carry out the Procurement Services at cost at cost + 5%.

A complete list of purchase codes will be mutually agreed by the parties. . Once issued , a purchase order from MPC may not be cancelled or rescheduled. Service Provider reserves the right to reject a purchase order. On receipt of a valid purchase order from MPC with consolidated purchase order requirements by part number, Service Provider will place orders with MPC approved vendors for the parts in the volumes requested, at pricing previously agreed to between the two parties; to the extent that the aggregate value of all outstanding purchase orders from MPC to Service Provider under this arrangement, together with any other monies due from MPC to Service Provider, will at no point exceed the credit limit established pursuant to Section 3 of the Agreement to which this Statement of Work is attached. Service Provider reserves the right to review and adjust, the MPC credit limit to reflect any material change in the MPC business or financial outlook; these credit limit reviews will be in accordance with industry standard practice.

MPC agrees to take full responsibility for all materials ordered on its behalf by Service Provider. MPC will seek to address any claims with respect to procured commodities directly with the third party supplier, provided that if legal action is required in connection with any matter involving a third party supplier, Service Provider will, at MPC’s expense, assist and participate in any action as may be required or requested by MPC. MPC agrees to take full responsibility for and all material orders placed on its instruction are at its liability, including, without limitation, responsibility and liability for the following:

1)

in the event that the expected demand is not realized, MPC is responsible for the excess and obsolete materials. Flextronics will use reasonable commercial efforts to mitigate the impact of such excess and obsolete materials by order cancellation or return to vendor. Payment for any such excess or obsolete material, or vendor restocking or cancellation charges associated with such materials, will be due in accordance with the agreed upon credit terms pursuant to Section 3 of the Agreement to which this Statement of Work is attached;

2)	in the event that a third party supplier rejects Service Provider’s purchase order;
3)	in the event that a third party supplier fails to deliver or is late in delivering;
4)	in the event that a third party supplier ships but MPC does not receive a delivery;
5)	in the event that a third party supplier delivers non-conforming product;
6)	in the event that a third party supplier is no longer in business;
7)	in the event that a return needs to be made to a third party supplier; or
8)	risk of loss from the third party supplier to MPC.

The foregoing list is provided by way of examples and is not an exhaustive list, it is provided to illustrate MPC’s understanding and agreement that it will accept all responsibility and liability for material orders placed by Service Provider on its instruction and that Service Provider will not be responsible or liable for same.